UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

July 8, 2008

ANTIGENICS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

162 FIFTH AVENUE

SUITE 900

NEW YORK, NY 10010

(Address of principal executive offices and zip code)

(212) 994-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

On June 25, 2008, the Securities and Exchange Commission declared effective a Registration Statement on Form S-3 of Antigenics Inc. (the “Company”) (Registration No. 333-151244). That Registration Statement permits the issuance, from time to time, by the Company of shares of the Company’s common stock, preferred stock and warrants and debt securities up to a combined amount of $100,000,000.

A prospectus supplement dated July 10, 2008 to be filed with the Securities Exchange Commission contemplates the sale of up to 9,228,238 shares of the Company’s common stock from time to time in at-the-market offerings pursuant to a Sales Agreement, as amended (the “Agreement”) with Wm Smith & Co. The Company does not expect to sell shares pursuant to the Agreement at prices less than $3.00 per share.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement, the Company is filing Amendment No. 1 to the Agreement.

ITEM 9.01.	Financial Statements, Pro Forma Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Amendment No. 1 to Sales Agreement between Antigenics Inc. and Wm Smith & Co. dated July 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS, INC.

Date: July 10, 2008	By:	/s/ Shalini Sharp
	Name:	Shalini Sharp
	Title:	Chief Financial Officer

EXHIBIT INDEX

The following designated exhibits are filed herewith:

Exhibits:

Exhibit No.	Description
1.1	Amendment No. 1 to Sales Agreement between Antigenics Inc. and Wm Smith & Co. dated July 8, 2008.